As filed with the Securities and Exchange Commission on October 2, 1995.

                                                       Registration No. 33-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                       INTEGRATED DEVICE TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                                94-2669985
  --------------------------------------        ----------------------------
        (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)                Identification No.)

               2975 Stender Way
           Santa Clara, California                          95054
  --------------------------------------        ----------------------------
  (Address of Principal Executive Office)                 (Zip Code)

                       INTEGRATED DEVICE TECHNOLOGY, INC.
                             1994 STOCK OPTION PLAN
                            (Full title of the plan)

               JACK MENACHE                                Copy to:
       Vice President, General Counsel            Robert A. Freedman , Esq.
              and Secretary                             Fenwick & West
     Integrated Device Technology, Inc.              Two Palo Alto Square
             2975 Stender Way                             Suite 800
       Santa Clara, California  95054            Palo Alto, California 94306
              (408) 727-6116                            (415) 494-060
  --------------------------------------        ----------------------------
        (Name, address and telephone             (Counsel to the Registrant)
        number, including area code,
           of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
       Title of           Amount           Proposed Maximum             Proposed          Amount of
    Securities To         To Be             Offering Price         Maximum Aggregate     Registration
    Be Registered      Registered(1)         per Share(2)          Offering Price(2)         Fee
--------------------------------------------------------------------------------------------------------
    Common Stock     4,000,000 shares          $25.5625              $102,250,000        $35,259.00
--------------------------------------------------------------------------------------------------------

(1) Additional shares available for grant and not subject to outstanding options under the Registrant's 1994 Stock Option Plan. Reflects a two-for-one split of the Registrant's Common Stock, effected in the form of a stock dividend, in September 1995.

(2) Calculated in accordance with Rule 457 under the Securities Act of 1933 and based upon an average of the high and low prices reported by the National Association of Securities Dealers, Inc. Automated Quotation
       System on September 28, 1995.

                      -------------------------------

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended April 2, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended July 2, 1995 filed pursuant to Section 13 of the Exchange Act.

          (3) The description of the Company's Common Stock to be offered hereby which is contained in its Registration Statement on Form 8-B filed September 24, 1987, as amended by the Company's Form 8 dated March 28, 1989, and the Company's Registration Statement on Form 8-A dated December 20, 1988, as amended by the Company's Form 8 dated February 27, 1992.

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

       Not applicable.

Item 5.     Interests of Named Experts and Counsel.

       None.

Item 6.     Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits a corporation to grant indemnification to directors, officers and other agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities, including expenses, arising in connection with the Securities Act of 1933, as amended. Pursuant to the Bylaws of the Company, directors and officers of the Company are indemnified to the fullest extent permitted by law against all expenses (including attorneys' fees), judgments, fines or settlement amounts incurred or paid by them in any action or proceeding, including any action by or on behalf of the Company, on account of their service as an officer or director of the Company. The Bylaws further provide that the rights conferred under such Bylaws shall not be deemed exclusive of any other right to which such persons may be entitled under Delaware General Corporation Law, the Company's Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Restated Certificate of Incorporation of the Company, as amended, precludes, with certain exceptions, the Company and its stockholders from recovering monetary damages from directors for business decisions that breach such directors' fiduciary duty.

     The Company also maintains directors and officers insurance policies which insure directors and officers against losses arising from certain wrongful acts in their official capacities and reimburses the Company for such loss for which the Company has lawfully indemnified the directors and officers. In addition, the Company has entered into an Indemnification Agreement with each of its directors and officers whereby the Company has agreed to indemnify each director and officer from and against any and all expenses, losses, claims, damages and liabilities incurred by such director or officer while acting in his or her official capacity.

     The Underwriting Agreement among the Company and the underwriters of the Company's May 1995 public offering contains certain provisions pursuant to which the underwriters may, under certain circumstances, indemnify the directors and officers of the Company. Directors and officers of the Company may also be indemnified in certain circumstances under the terms of other underwriting agreements entered into by the Company in connection with prior public offerings.

Item 7.     Exemption from Registration Claimed.

       Not applicable.

Item 8.     Exhibits.

       See Index to Exhibits.

Item 9.     Undertakings.

       (a)    The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the  prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the
             "Calculation of Registration Fee" table in the effective Registration Statement

                  (iii) to include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

        (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 29, 1995.

                           INTEGRATED DEVICE TECHNOLOGY, INC.


                           By: /s/Jack Menache
                               ----------------------------------
                               Jack Menache,
                               Vice President, General Counsel and Secretary

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard C. Perham and Jack Menache, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                      Title                        Date

----------------------   Chairman of the Board of Directors   September __, 1995
D. John Carey

/s/Leonard C. Perham     Chief Executive Officer (Principal   September 29, 1995
----------------------   Executive Officer), President and
Leonard C. Perham        Director

/s/William D. Snyder     Vice President, Finance and          September 29, 1995
----------------------   Chief Financial Officer (Principal
William D. Snyder        Financial and Accounting Officer)

/s/Carl E. Berg          Director                             September 29, 1995
----------------------
Carl E. Berg

/s/John C. Bolger        Director                             September 29, 1995
----------------------
John C. Bolger

----------------------   Director                             September __, 1995
Federico Faggin

                                INDEX TO EXHIBITS

 Exhibit                                                            Sequentially
 Number                  Exhibit                                   Numbered Page

   4.1* Restated Certificate of Incorporation (previously filed as Exhibit 3A to the Registration Statement on Form 8-B dated September 23, 1987).

   4.2*    Certificate of Amendment of Restated Certificate of
           Incorporation (previously filed as Exhibit 3(a) to the Registration Statement on Form 8 dated March 28, 1989).

   4.3     Certificate of Amendment of Restated Certificate of
           Incorporation.

   4.4*    Certificate of Designation, Preferences and Rights of
           Series  A  Junior   Participating   Preferred   Stock
           (previously filed as Exhibit 3(a) to the Registration
           Statement on Form 8 dated March 28, 1989).

   4.5*    Bylaws  (previously  filed as  Exhibit  3.4 to Annual
           Report on Form 10-K for the fiscal  year ended  March
           28, 1993).

   4.6* Amended and Restated Rights Agreement dated as of February 27, 1992, between the Company and The First National Bank of Boston (previously filed as Exhibit
           4.1 to Current  Report on Form 8-K dated February 27,
           1992).

   4.7* Form of Indenture between the Company and the First National Bank of Boston, as Trustee, including Form of Notes (previously filed as Exhibit 4.6 to the Company's Registration Statement on Form S-3 declared effective May 25, 1995).

   4.8 Integrated Device Technology, Inc. 1994 Stock Option Plan, as amended through May 3, 1995.

   5.1 Opinion of Fenwick & West regarding legality of securities to be offered.

  23.1     Consent of Price Waterhouse LLP, Independent Accountants.

  23.2     Consent of Fenwick & West (included in Exhibit 5.1).

  24.1     Power of Attorney (see page 5).
--------------

* The exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.